FIDELIS ENERGY INC. ADDS TWO NEW BOARD MEMBERS AS COMPANY GROWS

TUCSON AZ February 7, 2006/Marketwire/ -- Fidelis Energy, Inc. (OTCBB: FDEI) today announces certain management changes.

Fidelis announces the resignation of Mr. James Marshall from its Board of Directors for personal reasons. The Company thanks Mr. Marshall for his past service to the company and wishes him success in the future.

Reflective of the growth of Fidelis and in light of our increasingly complex operations and growing revenue potential, it is now prudent to appoint additional independent directors in order to broaden the breadth of experience and expertise presently possessed by the Board. We are committed to a progressive transition to a management structure that is more suited to a maturing oil and gas exploration and development company. Accordingly, we welcome the appointments of Mr. Gordon Samson and Mr. Thomas Herdman to our board.

Mr. Samson is an accredited accountant with approximately 20 years of experience in the financial arena including positions with Canada Customs and Revenue Agency (formerly Revenue Canada); a major Canadian institution as a senior banker; a regional, full service brokerage house; Chief Financial Officer and Chief Executive Officer positions in both the US and Canada serving as a director of a number of public corporations as well as being a member of various audit committees. Mr. Samson has further served as a consultant, performing due diligence for acquisitions and other corporate transactions for various reporting companies. Mr. Samson’s background spans both resource and technology firms.

Mr. Herdman is a management consultant and financial translator for Pacific Rim companies. Until recently, he was based in Tokyo, Japan, where he worked with companies in the Asian Pacific area for 16 years and also held the position of Lecturer at Chuo Law University in Tokyo, Japan.

Mr. William Marshall stated “We very fortunate to welcome two additional professionals to our management team and we look forward to the contributions that these new members will make.”

ABOUT FIDELIS ENERGY INC.

Based in Tucson, Arizona, Fidelis Energy, Inc. is an oil and gas company that identifies, acquires and develops working interest percentages in smaller, underdeveloped oil and gas projects in California, Alberta, Canada, and other promising locales that do not meet the requirements of larger producers and developers. Through the use of modern development techniques such as horizontal drilling and 3-D seismic, the company enhances production from underdeveloped and under-utilized projects, as it pursues oil and gas production throughout North America.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of oil and gas reserves, any near-term production or cash flow and our ability to become cash flow positive in the short term to allow us to re-invest production dollars to enhance and grow company assets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the numerous inherent uncertainties associated with oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission

For more information, please visit our website at www.FidelisEnergy.com, or contact:

Investor Relations 1-888-894-3334 (Contact: William Marshall)

ON BEHALF OF THE BOARD

Fidelis Energy Inc.

______________________________

William Marshall – President